Exhibit 23.1





           Consent of Independent Registered Public Accounting Firm



Board of Directors
Lakeland Financial Corporation
Warsaw, Indiana


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-48402 and 333-50135) of Lakeland Financial Corporation of our report, dated February 10, 2005, with respect to the consolidated financial statements of Lakeland Financial Corporation, which report appears in this Annual Report on Form 10-K of Lakeland Financial Corporation for the year ended December 31, 2004.




                                                  Crowe Chizek and Company LLC

South Bend, Indiana
March 10, 2005